Schedule 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

RLI CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(LOGO)

RLI CORP.

9025 North Lindbergh Drive

Peoria, Illinois  61615

March 25, 2002

Dear Shareholder:

Please consider this letter your personal invitation to attend the 2002 RLI Corp. Annual Shareholders Meeting.  It will be held at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, the Company’s principal office, on May 2, 2002, at 2:00 P.M. CDT.

Business scheduled to be considered at the meeting includes the election of Class III directors and reapproval of the Market Value Potential Executive Incentive Plan.

In addition, we will review significant events of 2001 and their impact on you and your Company.  Directors, officers and representatives of KPMG will be available before and after the meeting to talk with you and answer any questions you may have.

Your vote is important to us, no matter how many shares you own. Shareholders will have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Check the proxy card forwarded by your bank, broker, other holder of record or our proxy administrators to see the options available to you.  If you do attend the Annual Meeting and desire to vote in person, you may do so even though you have previously voted your proxy.

Thank you for your interest in your Company as well as your confidence and support in our future.

Sincerely,

Gerald D. Stephens, CPCU

Chairman of the Board

(LOGO)

RLI CORP.

9025 North Lindbergh Drive

Peoria, Illinois  61615

_______________________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 2, 2002

_______________________________________________________________

To the Shareholders of RLI Corp.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of RLI Corp. (“Company”) will be held at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, on Thursday, May 2, 2002, at 2:00 P.M. Central Daylight Time to:

1.             Elect three (3) directors for a three-year term expiring in 2005 or until their successors are elected and qualified;

2.             Consider and act upon a proposal to reapprove the Market Value Potential Executive Incentive Plan; and

3.             Transact such other business as may properly be brought before the meeting.

Only holders of Common Stock of the Company, of record at the close of business on  March 4, 2002, are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors

Camille J. Hensey
Vice President/Corporate Secretary
Peoria, Illinois
March 25, 2002

It is important, regardless of the number of shares you hold, that you personally be present or be represented by proxy at the Annual Meeting.  Even if you expect to attend, it is important that you complete the enclosed proxy card, and sign, date and return it as promptly as possible in the envelope enclosed for that purpose.  You may also vote your shares by telephone or on the Internet by following the instructions on your proxy card.  You have the right to revoke your proxy at any time prior to its use by filing a written notice of revocation with the Corporate Secretary of the Company prior to the convening of the Annual Meeting, or by presenting another proxy card with a later date.  If you attend the Annual Meeting and desire to vote in person, your proxy may be withdrawn upon request.

TABLE OF CONTENTS

General Information
Proxy Solicitation
Voting
Mailing
Voting Via Telephone or the Internet
Electronic Access to Proxy Materials and Annual Report
Shareholder Proposals
Shareholders Entitled to Vote
Share Ownership of Certain Beneficial Owners
Principal Shareholders
Directors and Officers
Certain Relationships and Related Transactions
Proposal One: Election of Directors
Nominees
Voting of Proxies
Substitute Nominees
Director and Nominee Information
Board Committees
Audit Committee
Executive Resources Committee
Nominating Committee
Board Meetings and Compensation
Meetings
Director Compensation
Stock Option Plan for Outside Directors
Director Deferred Compensation Plan
Audit Committee Report
Members of the Audit Committee
Executive Resources Committee Report
General
Base Salary
MVP Bonus
Incentive Stock Options
ESOP
Chief Executive Officer
Internal Revenue Code Section 162(m)
Members of the Executive Resources Committee
Executive Management Compensation
Executive Officers
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Pension Plan
Common Stock Performance Chart
Proposal Two: Reapprove the Market Value Potential Executive Incentive Plan
Independent Public Accountants
Other Business
Exhibit A: Market Value Potential Executive Incentive Plan

RLI Corp.

9025 North Lindbergh Drive

Peoria, Illinois 61615

___________________________________

PROXY STATEMENT

___________________________________

Annual Meeting of Shareholders

to be held

May 2, 2002

___________________________________

GENERAL INFORMATION

This Proxy Statement is furnished to the shareholders of RLI Corp. (“Company”) in connection with the solicitation, by the Board of Directors of the Company, of proxies to be used at the Annual Meeting of Shareholders to be held at 2:00 P.M. Central Daylight Time on Thursday, May 2, 2002, at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, and at any adjournments of the Annual Meeting.

Proxy Solicitation.  The Company will bear the cost of solicitation of proxies.  In addition to the use of the mail, proxies may be solicited in person or by telephone, facsimile or other electronic means, by directors, officers or employees of the Company.  No additional compensation will be paid to such persons for their services.  In accordance with the regulations of the Securities and Exchange Commission and the New York Stock Exchange (“NYSE”), the Company will reimburse banks, brokerage firms, investment advisors and other custodians, nominees, fiduciaries and service bureaus for their reasonable out-of-pocket expenses for forwarding soliciting material to beneficial owners of the Company’s Common Stock and obtaining their proxies or voting instructions.

Voting.  As many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Even if you expect to attend, it is important that you complete the enclosed proxy card, and sign, date and return it as promptly as possible in the envelope enclosed for that purpose. You may also vote your shares by telephone or on the Internet by following the instructions on your proxy card. You have the right to revoke your proxy at any time prior to its use by filing a written notice of revocation with the Corporate Secretary of the Company prior to the convening of the Annual Meeting, or by presenting another proxy card with a later date.  If you attend the Annual Meeting and desire to vote in person, your proxy may be withdrawn upon request.

Each proxy will be voted in accordance with the shareholder’s specifications.  If there are no such specifications, it will be voted as recommended by the Board of Directors.  All proxies delivered pursuant to this solicitation are revocable at any time at the option of the shareholder either by giving written notice to the Corporate Secretary at 9025 North Lindbergh Drive, Peoria, Illinois, 61615, or by timely delivery of a properly executed proxy, including an Internet or telephone vote, bearing a later date, or by voting in person at the Annual Meeting.  All shares represented by valid, unrevoked proxies will be voted at the Annual Meeting.

Assuming the presence of a quorum, the election of directors requires the affirmative vote of a plurality of the votes cast by the holders of the outstanding shares of Common Stock.  With respect to the election of directors, shareholders may vote in favor of all nominees, or withhold their votes as to all nominees, or withhold their votes as to specific nominees.  Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or at their own discretion if permitted by the Stock Exchange or other organization of which they are members.  Members of the NYSE are permitted to vote their clients’ proxies at their own discretion as to the election of directors if the clients have not furnished voting instructions within ten days of the meeting.  If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters (a “broker non-vote”), such shares will be considered present at the Annual Meeting for purposes of determining a quorum but will not be considered to be represented at the Annual Meeting for purposes of calculating the vote with respect to Proposal One.  With respect to Proposal Two, broker non-votes will not be considered present at the Annual Meeting.

Mailing.  This Proxy Statement and enclosed Proxy are first being mailed or electronically delivered to shareholders entitled to notice of and to vote at the Annual Meeting on or about March 25, 2002.

Voting Via Telephone or the Internet.  Shareholders can save the Company expense by voting their shares over the telephone, toll-free from the United States or Canada, or by voting through the Internet.  The voting procedures are designed to authenticate each shareholder by use of a control number, to allow shareholders to vote their shares, and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any shareholder interested in voting by telephone or the Internet are set forth on the proxy card.  The method of voting will not limit a shareholder’s right to attend the Annual Meeting.

Electronic Access to Proxy Materials and Annual Report.  This notice of Annual Meeting and Proxy Statement and the 2001 Annual Report are available on RLI Corp.’s Internet site at www.rlicorp.com.  Shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.  You can choose this option and save the Company the cost of producing and mailing these documents by following the instructions provided if you vote over the Internet or by telephone. Should you choose to view future proxy statements and annual reports over the Internet, you will receive an e-mail next year with voting instructions and the Internet address of those materials.

Shareholder Proposals.  To be included in the Board of Directors’ Proxy Statement for the 2003 Annual Meeting of Shareholders, a shareholder proposal must be received by the Company on or before November 25, 2002.  Proposals should be directed to the attention of the Corporate Secretary at 9025 North Lindbergh Drive, Peoria, Illinois, 61615. If a shareholder raises a matter at the 2003 Annual Meeting of Shareholders, the Company may exercise discretionary authority (vote the shares in the discretion of the persons appointed in the Proxy Card) unless the shareholder notifies the Company of the matter before February 9, 2003.

Shareholders Entitled to Vote.  At the close of business on March 4, 2002, the record date for the determination of shareholders entitled to vote at the Annual Meeting, the Company had 9,918,986 shares of Common Stock outstanding and entitled to vote.  Common share ownership entitles the holder to one vote per share upon each matter to be voted at the Annual Meeting.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Principal Shareholders.  The only entities known to the Company who beneficially own more than five percent of the Company’s Common Stock as of December 31, 2001, are as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Dimensional Fund Advisors Inc. 1299 Ocean Avenue 11th Floor Santa Monica, California 90401 (1)	574,447	5.9%

Franklin Resources, Inc. 777 Mariners Island Boulevard 6th Floor San Mateo, California 94404 (2)	704,936	7.2%

Gerald D. Stephens 493 East High Point Drive Peoria, Illinois 61614 (3)	925,745	9.3%

RLI Corp. Employee Stock Ownership Plan & Trust c/o Michael A. Price 9025 N. Lindbergh Drive Peoria, Illinois 61615 (4)	1,398,586	14.1%

(1)           The information shown is based solely on a Schedule 13G dated January 30, 2002, filed by Dimensional Fund Advisors Inc. (“Dimensional”), an investment advisor for four investment companies and investment manager to certain other commingled group trusts and separate accounts.  Dimensional possesses sole voting and sole dispositive power with respect to the shares.  Dimensional disclaims beneficial ownership of such shares.

(2)           The information shown is based solely on a Schedule 13G dated February 1, 2002, filed by Franklin Resources, Inc,(“Franklin”), Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisory Services, LLC, which filing indicates that one or more open- or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries of Franklin have sole voting power with respect to 700,718 shares and sole dispositive power with respect to 704,936 shares.   Messrs. Johnson and Johnson are the principal shareholders of Franklin.

(3)           Includes 256,321 shares allocated to Mr. Stephens under the ESOP over which Mr. Stephens has sole voting power and no investment power; 54,620 shares allocated under the RLI Corp. Key Employee Excess Benefit Plan (“Key Plan”) over which Mr. Stephens has no voting or investment power; 14,754 shares held in custodian accounts for the benefit of Mr. Stephens’ grandchildren, over which Mr. Stephens has sole voting and investment power; 1,783 shares in the H. O. Stephens Trust for the benefit of Mr. Stephens’ mother, over which Mr. Stephens, as trustee, has sole voting and investment power; 22,731 shares owned by the Gerald D. and Helen M. Stephens Foundation, over which Mr. Stephens, as President, has sole voting and investment power; 137,177 exercisable stock options; and 4,758 shares held by a bank, as trustee, under an irrevocable trust established by the Company pursuant to the RLI Corp. Executive Deferred Compensation Agreement.  Excludes 35,178 shares owned by Mr. Stephens’ spouse, over which Mr. Stephens has no voting or investment power, as to which Mr. Stephens disclaims beneficial ownership.

(4)           Each Employee Stock Ownership Plan (“ESOP”) participant or beneficiary may direct the ESOP trustee as to the manner in which the shares allocated to each under the ESOP are to be voted.  The ESOP Administrative Committee (“Committee”), comprised of outside members of the Board of Directors, may direct the ESOP trustee as to the manner in which unallocated shares are to be voted.  The Committee has sole investment power as to all allocated and unallocated shares, except as to those shares which are the subject of a participant’s diversification election.

Directors and Officers.  The following information is furnished as to the beneficial ownership of the shares of the Company’s Common Stock by each current director, nominee for director and named executive officer, and the directors and executive officers of the Company as a group, as of December 31, 2001:

Name of Individual or Number of Persons in Group	Amount and Nature of Beneficial Ownership (1)	Percent of Class

Richard H. Blum (2) (11)

1,987

*

Bernard J. Daenzer (3) (11)	53,628	*

Joseph E. Dondanville(4) (10) (12) (13)	50,502	*

Camille J. Hensey (10) (12) (13)	18,862	*

William R. Keane (2) (5) (11)

95,991

1.0

%

Gerald I. Lenrow (2) (6) (11)	21,331	*

F. Lynn McPheeters (2) (11)

2,363

*

Jonathan E. Michael (7) (10) (12) (13)	114,656	1.2%

Mary Beth Nebel (8)(10)(12)(13)	20,993	*

Edwin S. Overman (2) (11)	38,677	*

Gerald D. Stephens (9) (10) (12) (13)	925,745	9.3%

Michael J. Stone (10) (12) (13)	43,388	*

Edward F. Sutkowski (2) (11)

112,482

1.1

%

Robert O. Viets (2) (11)	26,552	*

Directors and executive officers as a group (15 persons) (10) (12) (13)	1,536,312	15.5%

*Less than 1% of Class.

(1)           Unless otherwise noted, each person has sole voting power and sole investment power with respect to the shares reported.

(2)           Includes shares held by a bank trustee under an irrevocable trust established by the Company pursuant to the RLI Corp. Director Deferred Compensation Plan for the benefit of the following:  Mr. Blum 910 shares; Mr. Keane 52,457 shares; Mr. Lenrow 14,440 shares; Mr. McPheeters 1,150 shares; Dr. Overman 31,327 shares; Mr. Sutkowski 32,696 shares; and Mr. Viets 11,721 shares.  Each participating director has no voting or investment power with respect to such shares and disclaims beneficial ownership of such shares for purposes of Section 13(d) of the Securities Exchange Act of 1934.

(3)           Includes 26,703 shares held in a trust for the benefit of Mr. Daenzer’s adult children and grandchildren, of which a bank and Mr. Daenzer’s spouse act as co-trustees, as to which Mr. Daenzer disclaims any beneficial interest.

(4)           Includes 300 shares held by Mr. Dondanville’s spouse in a custodian account for the benefit of their minor children, as to which Mr. Dondanville disclaims any beneficial interest.

(5)           Includes 18,092 shares owned by Mr. Keane as successor trustee under the Evelyn C. Keane Revocable Trust Agreement, as to which Mr. Keane claims beneficial interest.

(6)           Includes 441 shares held by Mr. Lenrow’s spouse in a custodian account for the benefit of their minor daughter, as to which Mr. Lenrow disclaims any beneficial interest.

(7)           Includes 36,173 shares allocated to Mr. Michael under the ESOP, over which Mr. Michael has sole voting power and no investment power; and 13,850 shares allocated under the Key Plan, over which Mr. Michael has no voting or investment power.

(8)           Includes 604 shares held by Ms. Nebel in a custodian account for the benefit of her minor son, as to which Ms. Nebel claims beneficial interest.

(9)           Includes 256,321 shares allocated to Mr. Stephens under the ESOP, over which Mr. Stephens has sole voting power and no investment power; 54,620 shares allocated under the Key Plan, over which Mr. Stephens has no voting or investment power; 14,754 shares held in custodian accounts for the benefit of Mr. Stephens’ grandchildren, over which Mr. Stephens has sole voting and investment power; 1,783 shares in the H. O. Stephens Trust for the benefit of Mr. Stephens’ mother, over which Mr. Stephens, as trustee, has sole voting and investment power; and 22,731 shares owned by the Gerald D. and Helen M. Stephens Foundation, over which Mr. Stephens, as President, has sole voting and investment power.  Excludes 35,178 shares owned by Mr. Stephens’ spouse, over which Mr. Stephens has no voting or investment power, as to which Mr. Stephens disclaims beneficial interest.

(10)         Includes shares allocated to the executive officers under the ESOP with respect to which such officers have sole voting power and no investment power, except during the period in which any such executive officer may diversify a percentage, not to exceed 50%, of such officer’s ESOP benefit.  During 2001, one of the executive officers was eligible to elect to diversify shares owned by the ESOP.  As of December 31, 2001, the following shares were allocated under the ESOP: Mr. Dondanville 21,541 shares; Ms. Hensey 9,576 shares; Mr. Michael 36,173 shares; Ms. Nebel 11,749 shares; Mr. Stephens 256,321 shares; and Mr. Stone 4,337 shares.

(11)         Includes shares which may be acquired within 60 days of December 31, 2001, under the Directors’ Stock Option Plan for Outside Directors, upon the exercise of outstanding stock options as follows: Mr. Blum 1,077 shares; Mr. Daenzer 7,350 shares; Mr. Keane 7,350 shares; Mr. Lenrow 6,450 shares; Mr. McPheeters 1,213 shares; Dr. Overman 7,350 shares; Mr. Sutkowski 7,350 shares; and Mr. Viets 7,350 shares.

(12)         Includes shares which may be acquired by the executive officers within 60 days of December 31, 2001, under the Incentive Stock Option Plan, upon the exercise of outstanding stock options as follows: Mr. Dondanville 21,190 shares; Ms. Hensey 5,514 shares; Mr. Michael 47,456 shares; Ms. Nebel 6,136; Mr. Stephens 137,177 shares; and Mr. Stone 29,252 shares.

(13)         Includes shares allocated to the executive officers which shares are held by a bank trustee under an irrevocable trust established by the Company pursuant to the RLI Corp. Executive Deferred Compensation Agreement for the benefit of the following: Mr. Dondanville 3,556 shares; Ms. Hensey 209 shares;  Mr. Michael 5,919 shares; Ms. Nebel 1,752 shares; Mr. Stephens 4,758 shares; and Mr. Stone 6,386 shares.  Each participating executive officer has no voting or investment power with respect to such shares and disclaims beneficial ownership of such shares for purposes of Section 13(d) of the Securities Exchange Act of 1934.

The information with respect to beneficial ownership of Common Stock of the Company is based on information furnished to the Company by each individual included in the table.

Certain Relationships and Related Transactions.  During the fourth quarter of 2001, the Company contributed and/or sold 97,125 of its Treasury shares to the Company’s Employee Stock Ownership Plan, the Directors Deferred Compensation Plan, the Key Employee Excess Benefit Plan and the Executive Deferred Compensation Plan (collectively referred to as “Plans”) for a total amount of $4,342,608.  The shares were contributed and/or sold at the closing market price as of the date the transfers were initiated.  The Company intends to continue to sell the Company’s Treasury shares to the various Plans in 2002.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Nominees.  At the Annual Meeting, three (3) directors are to be elected, each to hold office for a three-year term or until a successor is elected and qualified.  Messrs. William R. Keane, Gerald I. Lenrow and Edwin S. Overman are Class III directors who were elected by the shareholders in 1999 for three-year terms expiring in 2002.

Voting of Proxies.  Unless otherwise instructed, the shares represented by a proxy will be voted for the election of the three nominees named above.  The affirmative vote of a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the election of directors.  Votes will be tabulated by an Inspector of Election appointed at the Annual Meeting.  Shares may be voted for, or withheld from, each nominee.  Shares that are withheld and broker non-votes have no effect on determinations of plurality except to the extent that they affect the total votes received by any particular nominee.  There is no cumulative voting for the directors under the Company’s Articles of Incorporation.

Substitute Nominees.  The Board of Directors has no reason to believe that any nominee will be unable to serve if elected.  In the event that any nominee shall become unavailable for election, the shares represented by a proxy will be voted for the election of a substitute nominee selected by the persons appointed as proxies unless the Board of Directors should determine to reduce the number of directors pursuant to the Company’s By-Laws.

Director and Nominee Information.  The following includes certain information with respect to the current directors and nominees to the Board of Directors furnished to the Company by such individuals:

NAME	AGE	DIRECTOR SINCE	PRINCIPAL OCCUPATION
William R. Keane (term expiring in 2002) PICTURE	85	1966	Former Vice President, Contacts, Inc. (contact lens dispenser) in Chicago, Illinois, until his retirement in 1983.

Gerald I. Lenrow (term expiring in 2002) PICTURE	74	1993

Since 1999, in private practice providing consultation services to certain members of the insurance industry.  Consultant to General Reinsurance Corporation until December 31, 1998.  Former partner in the international accounting firm of Coopers & Lybrand LLP until 1990, following which he served as its consultant until 1996.

Edwin S. Overman (term expiring in 2002) PICTURE	79	1987

President Emeritus of the Insurance Institute of America and the American Institute for Chartered Property/Casualty Underwriters, national educational organizations in Malvern, Pennsylvania, since his retirement as President, CEO of the Institutes in 1987.

Certain information concerning the remaining directors, whose terms expire either in 2003 or 2004, is set forth as follows based upon information furnished to the Company by such individuals:

Richard H. Blum (term expiring in 2004) PICTURE	63	2000

Vice Chairman of Axis Specialty U.S. Holdings, Inc., a reinsurance and insurance subsidiary of Axis Specialty Limited since February 1, 2002. Former Senior Advisor to Marsh & McLennan Companies, Inc., a risk and insurance services firm, and director of Marsh & McLennan Securities Corporation from 1999 to 2002.  Vice Chairman of J&H Marsh & McLennan from 1997 to 1999 and former Chairman, CEO of Guy Carpenter & Company, Inc., having joined that firm in 1958.

Bernard J. Daenzer (term expiring in 2003) PICTURE	86	1972

Owner of Daenzer Associates, Key Largo, Florida, an insurance consulting services firm, since 1980.  Formerly President and Chairman of Wolhreich and Anderson Insurance Companies and the Howden Swan Insurance Agencies until his retirement in 1980.

F. Lynn McPheeters (term expiring in 2004) PICTURE	59	2000

Vice President and Chief Financial Officer of Caterpillar Inc., manufacturer of construction, mining and related equipment.  Mr. McPheeters joined Caterpillar Inc. in 1964 and held various finance positions until his promotion to Vice President and CFO in 1998.

Jonathan E. Michael (term expiring in 2003) PICTURE	48	1997

President and Chief Executive Officer of the Company.  Elected Chairman of the Board and Chief Executive Officer of the Company’s principal insurance subsidiaries January 1, 2002.  Mr. Michael joined the Company in 1982, and held various managerial and executive officer positions until his promotion to President and Chief Executive Officer in 2001.

Gerald D. Stephens (term expiring in 2004) PICTURE	69	1965	Elected Chairman of the Board of the Company January 1, 2001. Mr. Stephens founded the Company in 1965 and served as Chief Executive Officer until his election as Chairman of the Board.

Edward F. Sutkowski (1) (term expiring in 2003) PICTURE	63	1975	President of the law firm of Sutkowski & Rhoads Ltd. in Peoria, Illinois, since 1965.

Robert O. Viets (term expiring in 2004) PICTURE	58	1993

Since 1999, President of ROV Consultants, LLC. Former President, CEO and Director from 1988 until 1999 of CILCORP Inc., a holding company in Peoria, Illinois, whose principal business subsidiary was Central Illinois Light Company.

(1)           Mr. Sutkowski is President of the law firm of Sutkowski & Rhoads Ltd., which has provided legal services to the Company prior to and during 2001.  It is expected that the Company’s relationship with Sutkowski & Rhoads Ltd. will continue in the future.

BOARD COMMITTEES

Audit Committee.  The Company’s Audit Committee, comprised exclusively of independent outside directors, met two times in 2001 to consider the outside audit firm relationship and to discuss the planning of the Company’s annual outside audit and its results.  The Committee also monitored the Company’s management of its exposures to risk of financial loss, assessed the auditors’ performance, reviewed the adequacy of the Company’s internal controls, the extent and scope of audit coverage, monitored selected financial reports, and made audit and auditor engagement recommendations to the Board of Directors.

Aggregate fees paid during the last fiscal year to KPMG LLP, the Company’s independent public accountants, were: Audit Fees, $280,000; Financial Information Systems Design and Implementation Fees, $0; and All Other Fees, $121,450 (includes $55,450 for audits of statutory financial statements and employee benefit plans).  The Committee considered the effects that the provision of non-audit services may have on the Company’s independent public accountants’ services.

Messrs. Keane, Lenrow (Chairman), McPheeters and Viets are members of  the Committee.

Executive Resources Committee.  The Company’s Executive Resources Committee, comprised exclusively of independent outside directors, met four times in 2001 to evaluate and recommend salaries and other compensation incentives of the President, Chief Executive Officer and certain key executive officers of the Company.  The Committee also reviews and evaluates the compensation and stock options of the outside directors of the Company.

Messrs. Blum, Lenrow, McPheeters, Overman and Viets (Chairman) are members of the Committee.

Nominating Committee.  The Company does not have a standing nominating committee.

BOARD MEETINGS AND COMPENSATION

Meetings.  During the year 2001, four meetings of the Board of Directors were held.  No director attended fewer than 75% of the aggregate number of meetings of the Board and Board committees on which he served.

Director Compensation.  During 2001, all outside directors of the Company were compensated at the rate of $20,000 per year and paid $1,100 for each Board meeting attended, $1,100 for each Committee meeting of the Board attended, and $1,100 for each Committee meeting of the Board chaired. Directors are also reimbursed for actual travel and related expenses incurred and are provided a travel accident policy funded by the Company.

Stock Option Plan For Outside Directors.  The Stock Option Plan for Outside Directors (“Director Plan”) provides for the grant of an option to purchase 3,000 shares of the Company’s Common Stock to each newly elected or appointed outside director exercisable at fair market value on the date of grant.  In addition, effective the first business day in February of each year, each outside director is annually granted an option to purchase 900 shares of the Company’s Common Stock under the Director Plan, exercisable at fair market value on the date of grant.  If the Company earns more than its cost of capital and the ESOP contribution as provided under its Market Value Potential Executive Incentive Plan in each respective year, each outside director is granted an option to purchase 900 additional shares of the Company’s Common Stock under the Director Plan effective the first business day in February of the succeeding year exercisable at fair market value on the date of grant.

Director Deferred Compensation Plan.  Prior to the beginning of each year, an outside director may elect to defer the compensation otherwise payable to the director during the succeeding year pursuant to the Director Deferred Compensation Plan (“Deferred Plan”). Under the Deferred Plan, the Company must transfer to a bank trustee, under an irrevocable trust established by the Company, such number of shares as are equal to the compensation as earned and deferred during the referent year.  Dividends on these shares are reinvested quarterly under the Company’s Dividend Reinvestment Plan.  In general, Deferred Plan benefits are distributable beginning when the director’s status terminates.

AUDIT COMMITTEE REPORT

The following report by the Audit Committee is required by the rules of the Securities and Exchange Commission to be included in this Proxy Statement and shall not be considered incorporated by reference in other filings by the Company with the Securities and Exchange Commission.

The Audit Committee of the Company’s Board of Directors is composed of four independent directors and operates under a written charter adopted by the Board of Directors, which was attached to last year’s proxy statement.  The Board of Directors and Audit Committee believe that the Audit Committee’s current composition satisfies the New York Stock Exchange rules governing audit committee composition and that each of the members of the Audit Committee is independent for purposes of the New York Stock Exchange listing standards.  The members of the Committee are:  Messrs. Keane, Lenrow, McPheeters and Viets.

The Committee recommends to the Board of Directors the selection of the Company’s independent accountants.  The Committee also provides assistance to the members of the Board of Directors in fulfilling their oversight functions over the financial reporting practices and financial statements of the Company.  It is not the duty of the Committee, however, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with accounting principles generally accepted in the United States of America.  The responsibility to plan and conduct audits is that of the Company’s independent accountants.  The Company’s management has the responsibility to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America.

The Committee received reports and reviewed and discussed the audited financial statements with management and the independent accountants.  The Committee also discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61.  The Company’s independent accountants also provided to the Committee the written disclosures and letter required by the Independence Standards Board Standard No.1.  The Committee discussed with the independent accountants that firm’s independence and any relationships that may impact that firm’s objectivity and independence.

Based on the Committee’s discussion with and reports from management and its independent accountants and the Committee’s reliance on the representation of management that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, the Committee recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Securities and Exchange Commission.

Members of the Audit Committee

Gerald I. Lenrow, Chairman

William R. Keane

F. Lynn McPheeters

Robert O. Viets

EXECUTIVE RESOURCES COMMITTEE REPORT

The following report by the Executive Resources Committee is required by the rules of the Securities and Exchange Commission to be included in this Proxy Statement and shall not be considered incorporated by reference in other filings by the Company with the Securities and Exchange Commission.

General.  The Executive Resources Committee is responsible for determining specific compensation levels of certain executive officers.  The Company aims to offer total compensation packages that attract, retain and motivate high quality executives and that reward executives for Company profitability and the enhancement of shareholder value.  The following components of executive compensation have been designed to meet these objectives.

Base Salary.  The Executive Resources Committee sets base salary ranges for certain executive officer positions based on executive compensation data from nationally recognized surveys of a group of comparable insurance companies prepared by Watson Wyatt, an independent actuarial firm.  Actual salaries, which consider individual performance and job content in the context of these ranges, are targeted to fall within these ranges of salaries offered in the Company’s competitive market.

MVP Bonus.  The Company pays annual cash bonuses to certain executive officers based upon achievement of the Company’s annual business plan.  Since adoption of the Market Value Potential Executive Incentive Plan (“MVP Plan”) in 1996, the Company has paid bonuses pursuant to the MVP Plan, which rewards participants for earnings in excess of the Company’s cost of capital.  The MVP Plan thus encourages participants to manage and allocate Company capital to products that produce income in excess of the cost of capital, thereby enhancing the potential for appreciation of shareholder value.

Under the MVP Plan, the total annual bonus pool for the Company, if any, is based upon a Committee-specified percentage of the Company’s return on capital in excess of its cost of capital. The Executive Resources Committee awards individual bonuses out of the pool taking into account Watson Wyatt studies of bonus compensation in the Company’s competitive market and the executive officer’s job content.  A memo bank account is established for each participant in the MVP Plan and the participant’s allocated percentage of the MVP Bonus Pool for each year (whether a positive or negative amount) is annually credited to each participant’s account without limitation.  Once a year, an interest factor is credited to positive balances and forty percent of each participant’s positive account balance is paid out.  The remaining positive balance or any negative balance is rolled into the next year and is adjusted by subsequent MVP Plan results.

Incentive Stock Options.  Stock options awarded pursuant to the Incentive Stock Option Plan are another important element of the Company’s compensation philosophy.  The Company believes options serve as incentives to executives to maximize the long-term growth and profitability of the Company, which will be reflected in the Company’s stock price.  Under the Incentive Stock Option Plan, options may not be granted for less than fair market value of the Company’s Common Stock on the date of grant, so that recipients will recognize value from the grants only if the Common Stock price increases in the future.  Furthermore, all options granted provide for twenty percent annual vesting over a period of five years.  In the event of a recipient’s termination of employment with the Company on or after age sixty-five, or a recipient’s death or disability, all options granted become fully vested.

ESOP.  The Company’s ESOP also offers a valuable way of aligning the interests of its employees, including its executive officers, with those of its shareholders on a long-term basis.  Pursuant to the ESOP, the Company makes annual cash contributions that are used to purchase Company Common Stock on behalf of the Company’s employees, including its executive officers.  All employees, including executive officers, may have an annual contribution of fifteen percent of wages (limited to $25,500). The ESOP vests 100% at the end of five years.  Mr. Michael is eligible to participate in an individualized Key Employee Excess Benefit Plan (“Key Plan”).  Under the Key Plan, the Company makes annual cash contributions which are used to purchase stock held in a trust it maintains for Mr. Michael’s benefit in an amount equal in value to the excess of the contribution allowable to him under the ESOP (determined without regard to any limitations on compensation imposed by the Internal Revenue Code), over the contribution actually made for him under the ESOP (determined with regard to such limitations).

Chief Executive Officer.  Policies with respect to the Chief Executive Officer are the same as those discussed for executive officers generally except that, in addition to the ESOP, Mr. Michael is eligible to participate in an individualized Key Plan.

Internal Revenue Code Section 162(m).  The Company intends that total compensation, including bonuses awarded pursuant to the MVP Plan, will satisfy the conditions necessary for deductibility by the Company under Section 162(m) of the Internal Revenue Code, which limits the ability of the Company to deduct any compensation in excess of $1,000,000 per year for federal income tax purposes unless such conditions are met.

Members of the Executive Resources Committee

Robert O. Viets, Chairman

Richard H. Blum

Gerald I. Lenrow

F. Lynn McPheeters

Edwin S. Overman

EXECUTIVE MANAGEMENT COMPENSATION

Executive Officers.  The following information is provided as to each current executive officer of the Company:

Name and Age	Position with Company	Executive Officer Since
Joseph E. Dondanville Age 45	Senior Vice President and Chief Financial Officer	1992

Camille J. Hensey Age 60	Vice President and Corporate Secretary	1987

Jonathan E. Michael Age 48	President, Chief Executive Officer and Director	1985

Mary Beth Nebel Age 45	Vice President and General Counsel	1994

Michael A. Price Age 38	Treasurer	1998

Michael J. Stone Age 53	President and Chief Operating Officer of RLI Insurance Company and Mt. Hawley Insurance Company, the Company’s wholly owned insurance subsidiaries	1997

Summary Compensation Table.  The aggregate compensation earned from the Company and its subsidiaries during the last three fiscal years is expressed below for the Company’s President and the other four most highly compensated executive officers.

	ANNUAL COMPENSATION					LONG-TERM COMPENSATION
						AWARDS	PAYOUTS
NAME and PRINCIPAL POSITION	YEAR	SALARY ($)		BONUS ($)		SECURITIES UNDERLYING OPTIONS (#)(1)	LTIP PAYOUTS ($)(2)	ALL OTHER COMPENSATION($)(3)
Jonathan E. Michael President, Chief Executive Officer	2001 2000 1999	350,000 300,000 300,000	(4) (4) (4)	0 225,541 0	(5) (6)	30,000 28,000 28,900	172,700	97,306 79,730 134,274

Michael J. Stone President, Chief Operating Officer

2001 2000 1999

235,836 224,952 215,600

(4) (4) (4)

0 124,284 0

(5) (6)

15,000 14,000 15,000

63,085

27,934 28,095 26,291

RLI Insurance Company and Mt. Hawley Insurance Company

Joseph E. Dondanville Senior Vice President, Chief Financial Officer	2001 2000 1999	171,839 163,909 157,590		0 114,754 0	(5) (6)	11,000 10,000 10,500	90,082	27,934 28,095 26,291

Mary Beth Nebel Vice President and General Counsel

	2001 2000 1999	126,874 121,019 116,353		69,069 55,889 0	(7) (6)	3,000 3,500 3,700	42,242	27,934 26,981 26,291

Camille J. Hensey Vice President and Corporate Secretary	2001 2000 1999	112,633 105,918 99,326		56,866 43,156 0	(7) (6)	2,500 2,500 2,300	27,275	25,599 22,012 26,291

(1)           Twenty percent of each option grant becomes exercisable one year after the date of the grant and each year thereafter in 20% increments.  Such options lapse at the end of the ten-year period beginning on the grant date.

(2)           Amounts represent payment of 50% of the executive officers’ remaining positive balance in the MVP bonus pool earned in years 1996 through 1998.

(3)           Represents the value of Company contributions to the ESOP on behalf of the named executive officers.  In the case of Mr. Michael, the amounts include shares allocated to him under his Key Plan as follows:  2,739 shares in respect of 2001; 3,513 shares in respect of 2000; 4,181 shares in respect of 1999. In general, benefits are distributable to Mr. Michael when his employment terminates.  Under the Key Plan, the Company must transfer to the trustee under an irrevocable trust maintained by the Company for the benefit of Mr. Michael such number of shares as are equal in value to the excess of (a) the contribution allocable to him under the ESOP determined without regard to any limitation on compensation imposed by the Internal Revenue Code, over (b) the contribution actually allocable to him under the ESOP determined with regard to any limitation on compensation imposed by the Internal Revenue Code. The total value of Mr. Michael’s Key Plan benefits as of December 31, 2001, was $629,811.

(4)           Includes amounts voluntarily deferred under the Company’s Executive Deferred Compensation Agreement (“Agreement”).  The Agreement allows executive officers to defer portions of current base salary and bonus compensation otherwise payable during the year.

(5)           Under the Company’s MVP Plan, plan year 2001 resulted in negative memo bank accounts carried forward for the following named executive officers: Mr. Michael ($366,759); Mr. Stone ($231,663); and Mr. Dondanville ($120,908).

(6)           Amounts represent compensation accrued during fiscal year 2000 and paid in 2001 pursuant to the Company’s MVP Plan.

(7)           Effective January 1, 2001, Ms. Nebel and Ms. Hensey ceased to be participants in the MVP Plan.  Amounts include payout of their memo bank accounts.

Option Grants in Last Fiscal Year.  The following table shows information regarding grants of stock options made to the named executive officers under the Company’s Incentive Stock Option Plan during the fiscal year ended December 31, 2001.  The amounts shown for each of the named executive officers as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the full ten-year term of the options, which would result in stock prices of approximately $65.32 and $104.00, respectively. The amounts shown as potential realizable values for all shareholders represent the corresponding increases in the market value of 9,912,596 outstanding shares of the Company’s Common Stock held by all shareholders as of December 31, 2001, which would total approximately $647,477,632 and $1,030,999,918, respectively.  No gain to the optionees is possible without an increase in stock price, which will benefit all shareholders proportionately.  These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable Securities and Exchange Commission regulations.  Actual gains, if any, on option exercises and common stock holdings are dependent on the future performance of the Company’s Common Stock.  There can be no assurance that the potential realizable values shown in this table will be achieved.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term

					If Stock At $65.32	If Stock At $104.00
Name	Number of Securities Underlying Options Granted (#) (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh) (2)	Expiration Date	5%($) (3)	10%($) (3)

All Shareholders’ Stock Appreciation

647,477,632

1,030,999,918

Jonathan E. Michael	30,000	22.91%	40.10	05/03/11	756,560	1,917,272

Michael J. Stone	15,000	11.46%	40.10	05/03/11	378,280	958,636

Joseph E. Dondanville	11,000	8.40%	40.10	05/03/11	277,405	703,000

Mary Beth Nebel	3,000	2.29%	40.10	05/03/11	75,656	191,727

Camille J. Hensey	2,500	1.91%	40.10	05/03/11	63,047	159,773

(1)           Each option grant becomes exercisable in 20% increments on the first five anniversaries of the grant date.  Such options lapse on the tenth anniversary of the grant date.

(2)           The exercise price is the fair market value on the date of grant.

(3)           The dollar amounts under these columns are the result of calculations at the 5% and 10% rates dictated by the Securities and Exchange Commission when the “Potential Realizable Value” alternative is used.  These are not intended to be a forecast of the Company’s stock price.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values.  The following table sets forth information with respect to the named executive officers concerning the exercise of options during the last fiscal year and unexercised options held December 31, 2001.  Value realized upon exercise is the excess of the fair market value of the underlying stock on the exercise date over the exercise price under the option.  Value of unexercised, in-the-money options at fiscal year end is the difference between its exercise price and the fair market value of the underlying stock on December 31, 2001, which was $45.00 per share.  These values, unlike the amounts set forth in the column headed “Value Realized,” have not been, and may never be, realized.  The underlying options have not been, and may never be, exercised; actual gains on exercise, if any, will depend on the value of the Company’s Common Stock on the date of exercise.  There can be no assurance that these values will be realized.

			Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-money Options at Fiscal Year End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Jonathan E. Michael

0

0.00

47,456

79,539

708,056

738,128

Michael J. Stone

0

0.00

29,252

41,248

446,806

376,632

Joseph E. Dondanville

0

0.00

21,190

30,124

320,020

275,403

Mary Beth Nebel

0

0.00

6,136

8,470

122,113

82,861

Camille J. Hensey

0

0.00

5,514

6,380

114,627

62,773

Pension Plan.  The following table illustrates the estimated annual benefits which are not subject to any deduction for social security or other offset amount (based on a straight-life annuity payable beginning at age 65, but in no event less than 120 monthly payments) under the Company’s pension plan for specified compensation and service levels assuming a participant retired on July 1, 2002, at age 65 after selected years of service:

Average Annual Compensation	Estimated Annual Pension Benefit upon Retirement at July 1, 2002, with Years of Service Indicated
	15 Yrs.	20 Yrs.	25 Yrs.	30 Yrs.	35 Yrs
$115,000	$22,734	$30,312	$37,890	$45,468	$53,046

130,000	26,132	34,842	43,553	52,263	60,974

145,000	29,529	39,372	49,215	59,058	68,901

160,000	32,927	43,902	54,878	65,853	76,829

175,000	36,324	48,432	60,540	72,648	84,756

190,000	39,722	52,962	66,203	79,443	92,684

200,000*	41,987	55,982	69,978	83,973	97,969

*Effective 2002, the Internal Revenue Code increased the level of a participant’s compensation which may be considered in determining benefits under all types of tax-qualified plans from the 2001 level of $170,000 to $200,000.

Mr. Dondanville’s current covered compensation is $164,000 with 17 years of plan participation; Ms. Hensey’s current covered compensation is $152,368 with 14 years of plan participation;  Mr. Michael’s current covered compensation is $164,000 with 18 years of plan participation; Ms. Nebel’s current covered compensation is $162,652 with 12 years of plan participation; and Mr. Stone’s current covered compensation is $164,000 with 5 years of plan participation.

COMMON STOCK PERFORMANCE CHART

The following line graph compares the percentage change in the cumulative total shareholder return, including the reinvestment of dividends, on the Company’s Common Stock with a cumulative total return of the S&P Composite 500 Stock Index and the S&P Property and Casualty Index for the period beginning December 31, 1996, through December 31, 2001:

TOTAL RETURN

COMPARISON OF FIVE YEAR CUMULATIVE

RLI, S&P 500, S&P P/C INS INDEX

Annualized Compounded Total Return

RLI - 12.71%

S&P 500 - 10.70%

S&P P/C Ins - 5.89%

Assumes $100 invested on December 31, 1996 in

RLI, S&P 500 Index, and S&P P/C Ins Index

with reinvestment of dividends.

There can be no assurance that the Company’s stock performance will continue into the future with the same or similar trends. The Company will neither make nor endorse any predictions as to future stock performance.

The foregoing line graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

PROPOSAL TWO:

TO REAPPROVE THE MARKET VALUE POTENTIAL EXECUTIVE INCENTIVE PLAN

In 1996, the Board of Directors adopted an incentive compensation plan for key employees, including executive officers, which ties potential annual cash incentive payments directly to Company performance.   The plan has been designed, and shareholders approved the plan in 1997, to qualify compensation paid under the plan as “qualified performane-based compensation” within the meaning of Internal Revenue Code Section 162(m) (“Code Section 162(m)”), and thus assure the Company may deduct the amounts payable pursuant to the plan.   To continue to qualify compensation paid under the plan as “qualified performance-based compensation” under Code Section 162(m), the plan requires shareholder reapproval.

Following is a general summary of the Market Value Potential Executive Incentive Plan (“MVP Plan”).   The full text is attached as Exhibit A.

Administration.  The MVP Plan is administered by the Plan Administration Committee (“Committee”) comprised of the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of the Company’s wholly-owned subsidiary, RLI Insurance Company. The decisions of the Committee are subject at all times to review or change prospectively by the Executive Resources Committee members, who are outside directors within the meaning of Code Section 162(m).

Participants.  Participation in the MVP Plan is limited to key employees of the Company designated by the Board of Directors. Four key employees participated in the MVP Plan in 2001.   It is anticipated the same employees will participate in 2002.

Purposes.  The MVP Plan awards employees based upon Company performance resulting in earnings in excess of the Company’s cost of  capital. The MVP Plan provides incentive for employees to allocate Company capital to those products that produce income in excess of cost of capital, thus increasing the Company’s stock market value potential.

Description.  Under the MVP Plan, for each fiscal year the Company’s earnings (as defined in the MVP Plan) are compared to the sum of the Company’s cost of capital and the Company’s discretionary contribution to the ESOP, and a specified aggregate percentage of the earnings excess or deficit (“MVP Bonus Pool”) is allocated among the participants for such year.   The aggregate percentage for the MVP Bonus Pool and portion of such aggregate allocated to individual participants for the year are each determined by the Executive Resources Committee.   The Executive Resources Committee uses Watson Wyatt compensation service relative salary factors modified by performance and job content considerations as recommended by the Chief Executive Officer.  These percentages may vary from year to year.

A memo bank account is established for each participant in the MVP Plan and the participant’s allocated percentage of the MVP Bonus Pool for each year (whether a positive or negative amount) is annually credited to participants’ accounts without limitation. Once a year an interest factor is credited to positive balances and forty percent of each participant’s positive account balance is paid out.  The remaining positive balance or any negative balance is rolled into the next year and is subject to subsequent MVP Plan results.  There is no assurance a participant will ever receive a positive balance which is rolled over as it may be eliminated by subsequent negative allocations.  Under the MVP Plan, rollovers may continue indefinitely and participants are never required to repay negative balances. The Board of Directors of the Company may at any time terminate, modify or amend the MVP Plan.

The amounts to be paid pursuant to the MVP Plan for 2002 are not currently determinable.  No positive awards were made under the MVP Plan with respect to 2001.  Under the Company’s MVP Plan, plan year 2001 resulted in negative memo bank accounts carried forward for the following named executive officers: Mr. Michael ($366,759); Mr. Stone ($231,663); and Mr. Dondanville ($120,908).

A participant who terminates employment will be eligible to receive an award under the MVP Plan calculated as of the end of the quarter during the year in which the termination took place, subject to certain limitations set forth in Exhibit A.  A participant who becomes totally disabled or dies shall be paid the then existing balance calculated to the end of the nearest quarter.

The affirmative vote of the holders of at least a majority of the shares of Common Stock of the Company present, in person or by proxy, and entitled to vote at the annual meeting is required for adoption of this proposal.

The Board of Directors recommends the shareholders vote “For” the reapproval of the Market Value Potential Executive Incentive Plan.

INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, upon the recommendation of the Audit Committee, has selected KPMG LLP (“KPMG”), the Company’s independent public accountants since 1983, to serve as the Company’s independent public accountants for the current fiscal year.  Representatives of KPMG are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire, and will be available to respond to appropriate questions from the shareholders.

OTHER BUSINESS

The Board of Directors knows of no other business to be presented at the Annual Meeting; however, if any other matters do properly come before the meeting, it is intended that the persons appointed as proxies will vote in accordance with their best judgment.

It is important that proxies be voted promptly so the presence of a quorum may be assured well in advance of the Annual Meeting, thus avoiding the expense of follow-up solicitations. Accordingly, even if you expect to attend the Annual Meeting, you are requested to date, execute and return the enclosed proxy in the stamped, self-addressed envelope provided.  If possible, vote your proxy over the Internet or by telephone using the instructions on your proxy card.

By Order of the Board of Directors

Camille J. Hensey

Vice President/Corporate Secretary
Peoria, Illinois

March 25, 2002

EXHIBIT A

MARKET VALUE POTENTIAL

EXECUTIVE INCENTIVE PLAN (MVP) DESCRIPTION

Amended Effective January 1, 2002

1.  PURPOSE OF PLAN

The purpose of this plan is to provide incentive to select key employees to effectively utilize company capital thereby maximizing the value of shareholder investment. This plan aligns participant compensation incentive with the factors upon which RLI’s market value is driven.  Effective January 1, 2002, Section 2.7 was amended.  Effective May 1, 2001, Sections 2.4, 2.6, 2.7, 2.9, 2.12, 3.7, 3.8, 3.9, 3.91, 3.911, 3.10, 7 of the plan were amended and Sections 2.91, 2.911, 2.912, 2.913 and 2.914 were deleted in their entirety, as permitted in accordance with Section 4 of the plan.

2.  DEFINITIONS

2.1  “Pay Position Policy” is a statement of salary, bonus formula and expense allowances prepared for each key employee each year as approved by the Board of Directors of RLI Corp. at their annual meeting. This incentive plan description is part of the Pay Position Policy statement and is not to be construed as an employment agreement.

2.2  “Company” means RLI Corp.

2.3  “Participant” is a key employee of the “Company” designated by the Board of Directors of RLI Corp. to be eligible for the plan.

2.4  “Plan Administration Committee” consists of the RLI Insurance Company’s  CEO, COO, & CFO. The Committee is authorized to interpret the plan and may, from time to time, adopt such rules and regulations necessary for the administration of the plan as it shall determine. Decisions of the Committee shall be final, subject at all times to review or change by members of the Executive Resources Committee who are outside directors within the meaning of Section 162(m) of the Internal Revenue Code of the Board of Directors of RLI Corp.

2.5  “Award Year” is the current fiscal “Company” year.

2.6  “Invested Capital” is the historic common and preferred stock investment including retained earnings plus outstanding debt instruments owned by outside parties as indicated on the beginning of year audited RLI Corp. financial statement.

2.7  “The Blended Cost of Capital” is defined for purpose of this plan as the  ten year U.S. Treasury Bill rate plus 5% modified by the RLI Corp. beta on a five year rolling average basis at the beginning of the year. This resulting rate is blended prorata (comparing market capitalization of RLI stock with outstanding RLI debt at cost or conversion price whichever is higher) with the coupon or interest rate actually incurred on the outstanding debt.  Should preferred stock or any new capital be issued, the appropriate cost will be blended with existing capital.

2.8  “Actual Return” is the RLI Corp. GAAP fiscal year adjusted increase in shareholders equity as calculated in Section 3.

2.9  “Required Return” is equal to the beginning of the year “Invested Capital” times the “Blended Cost of Capital” plus the after-tax cost of any ESOP and excess ESOP contribution for the year in accordance with those plan provisions. This return is required before executive bonuses are eligible for payment. Amounts in excess of the “Required Return” equal “MVP” for bonus purpose.

“Required Return” will be adjusted quarterly on a time-weighted basis.  No adjustment will be made in the fourth quarter of the “Fiscal Year.”

2.10  “Cause” means failure to meet RLI standards with respect to performance of duties, excessive absenteeism, unethical behavior, or violation of a material policy of the company.

2.11  “Trade Secret” means information that: is used or intended for use in a trade or business; is included or embodied in a formula, pattern, compilation, computer software, drawing, device, method, technique or process; is not publicly known and is not generally known in the trade or business of the “Company;” cannot be readily ascertained or derived from publicly available information; and has significant economic value.

2.12  “Normal Retirement” means combined age and years of “Company” service of seventy-five or more with a minimum “Company” service requirement of 10 years.

3.  BONUS CALCULATION

3.1           For bonus purpose “MVP” is quantified as below:

3.11      “Company” ending GAAP book value;

3.111  Plus outstanding debt instruments at end of period.

3.112  Less additional investments in the “Company” in the form of stock issues (including ESOP and Excess ESOP RLI stock purchases from the company) or outside debt instruments issued during the year at issue price. This includes acquisitions using RLI stock or debt.

3.113  Plus any “Company” stock repurchases.

3.114  Plus any payment of debt principal.

3.115  Plus after-tax accrued interest paid on all outside debt instruments.

3.116  Plus shareholder dividends accrued during the year.

3.117  Plus current year after-tax accrued executive “MVP” bonuses.

3.118  Plus current year after-tax accrued ESOP and excess ESOP contribution.

3.119  Plus current year after-tax accrual of preferred dividends.

3.12      Less “Company” beginning GAAP book value

3.121  Plus outstanding debt instruments at beginning of period.

3.13      The result is the “Actual Return” for the “Award Year.”

3.2           The “Actual Return” less the “Required Return” is “MVP.”

3.3           Each “Participant” will be assigned a percent of “MVP” as determined annually by the Executive Resources Committee of the Board of Directors of RLI Corp. The assigned percent times “MVP” will be credited without limit to a memo bank account for each “Participant”. If the “Required Return” is not achieved, any amount less than the “Required Return” will be charged to the “Participant’“ bank account at the same rate without limit.

3.4           The bonus for a “Participant” newly hired during the “Award Year” shall be calculated prorata beginning the first day of the following month of employment. The new “Participant” shall not be eligible to participate in the plan if hired during the fourth quarter.

3.5           Bonus Bank

As “MVP” bonuses are calculated after tax, the earned bonus will be grossed up by the company’s marginal state and federal income tax rate and credited to the “Participant’s” bonus bank account, established for that purpose. If the “Required Return” is not earned, negative bonus will be grossed up by the same tax rates and charged to the “Participant’s” bonus bank account. The grossed up debit or credit to the bank will be made without limit. These calculations shall be done immediately after the annual audit.

3.6           Except as otherwise provided in Section 3.7, interest on cash held will be accrued to the bank in arrears by the “Company” to each “Participant’s” bank account once a year at December 31st on any unpaid positive balance before the current year’s contribution. The interest rate applied will be the three year U.S. Government Treasury Bill rate in effect at the beginning of the fiscal year.

3.7           Except as otherwise provided in the following paragraphs which are applicable only with respect to any period beginning on or after May 1, 2001, after the “Award Year” bonus (or charge) and applicable interest are posted to the “Participant’s” bank account and upon completion of the annual outside audit, 40% of any positive total bonus bank balance will be paid to the “Participant”.

A Participant may elect to defer any amount due to be paid in future periods subject to the terms of the RLI Corp./Executive Deferred Compensation Agreement and must be made prior to the beginning of the referent calendar year.

3.8           Positive or negative balances will be carried forward to the next year. The “Participant” will not be required to reimburse the company for a negative balance.

3.9           Upon  “Normal Retirement” should the “Participant’s” bank account balance be positive it will be payable to the “Participant” subject to the following limitations:

3.91  The bank account balance of the terminated “Participant” will be calculated as of the end of the quarter prior to and during the quarter in which the termination took place.  It will be the “Company’s” option to pay the lower of the calculated amounts.

The “Participant’s” bank account balance will be at risk from a negative “MVP” charge only until that time.  If retirement is at age 65 or after, a lump sum distribution will be made within 90 days of termination.  If retirement is before age 65, the balance will be paid quarterly as an annuity to age 65 using the 5 year Treasury Note rate at the date of retirement.  All payments are subject to the following benefits and restrictions:

3.911  The “Participant” shall not enter into any employment directly or indirectly related to the insurance industry without the prior written approval of the “Company’s” Executive Resources Committee.

3.912  During the payment period the “Participant” must cooperate with the “Company” and must not divulge or use in any way, either directly or indirectly, whether or not for personal gain, proprietary “Company” information such as, but not limited to, customer lists, software, or company procedures. The “Participant” must never disclose any “Company” “Trade Secret.”

3.913  The “Participant” agrees to give depositions and testify in any court matter affecting the “Company” without charging a fee. The “Company” will reimburse out of pocket transportation, meal and lodging costs.

3.914  The “Participant” does not directly or indirectly solicit “Company” employees to work for another company. In addition the “Participant” shall not directly or indirectly solicit any person who was employed by the “Company” within six months prior to the date the “Participant’s” employment terminated.

3.915  The “Participant” shall not contact any producer of the “Company” for the purpose of soliciting business away from the “Company.” This restriction shall not apply to producers already licensed and/or producing with competitors.

3.10  Upon termination of employment for any reason other than “Normal Retirement”, death or total disability, the “Participant” will forfeit any unpaid balance.  Any exceptions require the “Company’s” Executive Resources Committee approval.

4.  AMENDMENT AND TERMINATION OF PLAN

The Board of Directors of RLI Corp. may at any time terminate, modify or amend this plan. Any change shall not adversely affect the then existing earned bonus bank of each “Participant.”

5.  NON-ASSIGNABLE—DEATH AND TOTAL DISABILITY

No right or interest of any “Participant” in the plan shall be assignable or transferable or subject to any lien, directly, by operation of law or otherwise, including execution, levy garnishment, attachment, pledge and bankruptcy. In the event of a “Participant’s” death or total disability, payment of the then existing balance calculated to the end of the nearest quarter shall be made to the “Participant.” If deceased,  payment will be made to the “Participant’s” designated beneficiary, or in the absence of such designation, to the “Participant’s” estate. If in the judgment of the “Plan Administration Committee” the beneficiary designation is insufficient, or if the designated beneficiary dies before all payments due have been made, any unpaid earned bonus amount will be made in the order noted during the lifetime of each individual beneficiary: the “Participant’s” spouse if living, or if not, the “Participant’s” then living descendants per stirpes, or if there are none, the “Participant’s” estate.

6.  TAX WITHHOLDING

The company shall deduct from payments under this plan any applicable federal, state, local or other taxes including any interest, penalty or addition, whether disputed or not.

7.  HOLD HARMLESS

The “Participant” must hold RLI harmless from and pay any cost, expense or fee (not to exceed the bank balance) incurred by RLI in respect to any claim, due or demand asserted by any person, except RLI, against such “Participant’s” “MVP” bonus amount or bank account balance.

8.  FUNDING

The “MVP” bank account balance is contingent upon future events, is unfunded, and is subject to the claims of the general creditors of RLI, may not be assigned, sold, anticipated, pledged or otherwise transferred and shall not be subject to the claims of the “Participant,” the “Participant’s” spouse, or their assigns. The foregoing sentence shall not relieve RLI of its obligation to pay the bonus when due under the terms of the plan.

9.  EMPLOYMENT OR RELATED AGREEMENTS

This plan does not constitute a contract between RLI and any “Participant” or a consideration for or an inducement for the employment of any “Participant.” Nothing in this plan will be deemed to give any “Participant” the right to be retained in the service or to interfere with the right of the “Company” to discharge any “Participant” at any time regardless of the effect which such discharge will have upon such individual under this plan. All payments under the plan are contingent upon the “Participant’s” compliance with the provisions of the plan.

10.   EFFECTIVE DATE

The effective date of the plan is January 1, 1996.

11.   APPLICABLE LAW

The validity and interpretation of the plan and all matters relating to it shall be determined under, and construed according to the laws of the State of Illinois.

12.   INVALID PROVISION

If any term or provision of this plan or its application to any person or circumstance will to any extent be held invalid or unenforceable, the remainder of this plan, or the application of such term or provision to such person or circumstance other than that as to which is invalid or unenforceable, will not be affected. Each term or provision of this plan that is valid will be enforced to the fullest extent permitted by law.

13.   NOTICES

All notices, requests, communications and demands shall be in writing and shall be deemed to have been duly given if delivered in person or sent by registered or certified mail, postage prepaid, to RLI at its principal place of business, or to such other address as RLI shall periodically designate by written notice. In the case of the “Participant,” notice shall be mailed to the “Participant’s” last known principal place of residence or to such other address as the “Participant” shall periodically designated by written notice.

14.   VENUE

As a substantial portion of the duties and obligations of the parties created by the plan are performable in Peoria, Illinois, it shall be the sole and exclusive venue for any arbitration, litigation, special proceedings, or other proceedings between the parties in connection with the plan.

15.   WAIVER

The waiver by RLI of any breach of this plan, whether in a single instance or repeatedly, shall not be construed as a waiver of rights under the plan.  Such breach shall not be construed as a waiver by RLI to strictly adhere to the terms and conditions of this plan, nor as a waiver of any claim for damages or other remedy by reason of any such breach.

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IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET,
PLEASE READ THE INSTRUCTIONS BELOW

RLI Corp. encourages you to take advantage of new and convenient ways to vote your shares for matters to be covered at the 2002 Annual Meeting of Stockholders.   Please take the opportunity to use one of the three voting methods below to cast your ballot. We’ve made it easier than ever.

VOTE BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number, which is located below, then follow the simple instructions the Vote Voice provides you.

VOTE BY INTERNET - WWW.PROXYVOTE.COM

Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number, which is located below, to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to RLI Corp., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

[CONTROL NUMBER]

If you vote by telephone or vote using the Internet, please do not mail your proxy.

THANK YOU FOR VOTING.

To vote, mark blocks below in blue or black ink as follows:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

1.	ELECTION OF CLASS III DIRECTORS
(mark one):

NOMINEES:	William R. Keane, Gerald I. Lenrow and
Edwin S. Overman

FOR ALL	☐

WITHHOLD ALL	☐

To withhold authority to vote for any individual nominee, write that nominee’s name on the line below.

2. Repprove the Market Value Potential Executive Incentive Plan.

For	Against	Abstain
☐	☐	☐

Please sign exactly as your name(s) appear(s). Executors, trustees, and others signing in a representative capacity should include their name and the capacity in which they sign.

Signature	Date

Signature (Joint Owners)	Date

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RLI CORP.

9025 North Lindbergh Drive

Peoria, Illinois 61615

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints William R. Keane and Gerald D. Stephens, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either one of them, to represent and to vote, as designated below, the shares of Common Stock of RLI Corp. held of record by the undersigned on March 4, 2002, at the Annual Meeting of Shareholders to be held on May 2, 2002 or any adjournments thereof.

If no other indication is made on the reverse side of this form, the proxies shall vote for each of the nominees listed on the reverse side of this form, for Proposal 2 and, in their discretion, upon such other business as may properly come before the meeting.